SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant    [X]

Filed by a party other than the Registrant    [   ]

Check the appropriate box:

[   ]    Preliminary proxy statement       [   ]  Confidential, for Use of the
[ X ]    Definitive proxy statement               Commission Only (as permitted
[   ]    Definitive additional materials          by Rule 14a-6(e)(2))
[   ]    Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                       INTEGRATED DEVICE TECHNOLOGY, INC.
                (Name of Registrant as Specified in Its Charter)
                   ------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X]      No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act

                  Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

                  --------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------

         (5)      Total fee paid:

                  --------------------------------------------------------------

         [ ]      Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:

                  --------------------------------------------------------------

         (2)      Form, schedule or registration statement no.:

                  --------------------------------------------------------------

         (3)      Filing party:

                  --------------------------------------------------------------

         (4)      Date filed:

                  --------------------------------------------------------------

                       INTEGRATED DEVICE TECHNOLOGY, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 27, 1998

                                ----------------


         Notice is hereby given that the 1998 Annual Meeting of the Stockholders of Integrated Device Technology, Inc., a Delaware corporation (the "Company") will be held on Thursday, August 27, 1998, at 9:30 a.m., local time, at the offices of the Company located at 2670 Seely Road, San Jose, California, for the following purposes:

         1. To elect two Class II directors for a term to expire at the 2001 Annual Meeting of Stockholders;

         2. To approve an amendment to the Company's 1984 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder from 5,050,000 to 7,000,000;

         3.   To  ratify  the  appointment  of  PricewaterhouseCoopers   LLP  as
              independent accountants of the Company for fiscal 1999; and

         4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

         Stockholders of record at the close of business on July 1, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

         The majority of the Company's outstanding shares must be represented at the Annual Meeting (in person or by proxy) to transact business. To assure a proper representation at the Annual Meeting, please mark, sign and date the enclosed proxy and mail it promptly in the enclosed self-addressed envelope. Your proxy will not be used if you revoke it either before or at the Annual Meeting.

Santa Clara, California
July 10, 1998

                                              By Order of the Board of Directors

                                              /s/ Jack Menache
                                              ----------------------------------
                                              Jack Menache
                                              Secretary


PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR VOTE IS IMPORTANT.

                       INTEGRATED DEVICE TECHNOLOGY, INC.
                                2975 Stender Way
                         Santa Clara, California 95054
                                 (408) 727-6116

                              --------------------

                      1998 ANNUAL MEETING OF STOCKHOLDERS
                                PROXY STATEMENT

                              --------------------

                                  July 10, 1998

         The accompanying proxy is solicited on behalf of the Board of Directors of Integrated Device Technology, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, August 27, 1998 at 9:30 a.m., local time, or at any adjournment or postponement thereof. The Annual Meeting will be held at 2670 Seely Road, San Jose, California 95134. Only holders of record of the Company's Common Stock at the close of business on July 1, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the Company had 82,117,942 shares of Common Stock outstanding and entitled to vote. A majority of such shares, present in person or represented by proxy, will constitute a quorum for the transaction of business. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about July 10, 1998. An annual report for the fiscal year ended March 29, 1998 is enclosed with this Proxy Statement.

                    VOTING RIGHTS AND SOLICITATION OF PROXIES

         Holders of the Company's Common Stock are entitled to one vote for each share held as of the above record date, except that in the election of directors, each stockholder has cumulative voting rights and is entitled to a number of votes equal to the number of shares held by such stockholder multiplied by the number of directors to be elected. The stockholder may cast these votes all for a single candidate or distribute the votes among any or all of the candidates. No stockholder will be entitled to cumulate votes for a candidate, however, unless that candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the Annual Meeting, prior to the voting, of an intention to cumulate votes. In such an event, the proxy holder may allocate among the Board of Directors' nominees the votes represented by proxies in the proxy holder's sole discretion.

         Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Proposal Nos. 2 and 3 each require for approval the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposals. All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate, for each proposal, affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards a quorum and the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum but are not counted for any purpose in determining whether a matter has been approved.

         The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and/or its agents may also solicit proxies by mail, telephone, telegraph or in person. The Company has retained a proxy solicitation firm, Skinner & Co., Inc. to aid it in the solicitation process. The Company will pay that firm a fee equal to $5,000, plus expenses. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders of the Company's Common Stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and request authority for the exercise of proxies. In such cases, the Company, upon request of the record holders, will reimburse such holders for their reasonable expenses.

                             REVOCABILITY OF PROXIES

         Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by (i) a writing delivered to the Company stating that the proxy is revoked,
(ii) by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Annual Meeting or (iii) by attendance at the Annual Meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         The Board of Directors consists of five members, divided into three classes. Two Class II directors are to be elected at the Annual Meeting to serve a three-year term expiring at the 2001 Annual Meeting of Stockholders or until a successor has been elected and qualified. The remaining three directors will continue to serve for the terms as set forth in the table below.

         Federico Faggin and John C. Bolger have been nominated by the Board of Directors to serve as the Class II directors.

         Shares represented by the accompanying proxy will be voted for the election of the nominees recommended by the Board of Directors unless the proxy is marked in such a manner as to withhold authority so to vote. In the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy, or the Board of Directors may reduce the authorized number of directors in accordance with the Company's Restated Certificate of Incorporation, as amended, and its Bylaws. The Board of Directors has no reason to believe that the nominees will be unable to serve.

Directors/Nominees

         The names of the nominees and the other directors of the Company, and certain information about them, as of July 1, 1998 are set forth below:

Name                                          Age      Principal Occupation                  Director Since
----                                          ---      --------------------                  --------------

Class I Directors -- Term expiring
at the 2000 Annual Meeting:

Leonard C. Perham                             55       Chief Executive Officer and                1986
                                                       President of the Company

Class II Directors -- Term expiring
at the 2001 Annual Meeting:

Federico Faggin(1)                            56       President and Chief Executive              1992
                                                       Officer of Synaptics, Inc.


John C. Bolger(1)(2)                          51       Private investor                           1993

Class III Directors -- Term expiring
at the 1999 Annual Meeting:

D. John Carey                                 62       Chairman of the Board of                   1980
                                                       Directors of  the Company

Carl E. Berg(2)                               61       Partner, Berg & Berg Industrial            1982
                                                       Developers

---------------

(1)  Member of the Compensation and Stock Option Committee.
(2)  Member of the Audit Committee.

                                       2

         Mr. Perham joined the Company in 1983 as Vice President and General Manager, SRAM Division. In 1986 Mr. Perham was appointed President and Chief Operating Officer and a director of the Company. In 1991 Mr. Perham was elected Chief Executive Officer. Prior to joining the Company, Mr. Perham held executive positions at Optical Information Systems Incorporated and Zilog Inc.

         Mr. Faggin has been a director of the Company since 1992. Mr. Faggin has been President, Chief Executive Officer and a director of Synaptics, Inc., a computer peripherals and research company, since 1986. He is a director of Aptix, Inc. and Foveonics, Inc..

         Mr. Bolger has been a director of the Company since January 1993. For the past five years, Mr. Bolger has been a private investor and is a retired Vice President of Finance and Administration of Cisco Systems, Inc. Mr. Bolger is a director of Integrated Systems Inc., Mission West Properties, Inc., Sanmina Corporation and TCSI Corporation.

         Mr. Carey was elected to the Board of Directors in 1980 and has been Chairman of the Board since 1982. He served as Chief Executive Officer of the Company from 1982 until his resignation in April 1991 and was President of the Company from 1982 until 1986. Mr. Carey was a founder of Advanced Micro Devices in 1969 and was an executive officer there until 1978.

         Mr. Berg has been a director of the Company since 1982. Mr. Berg has been a partner of Berg & Berg Developers, a real estate development partnership, since 1979. He is a director of Mission West Properties, Inc., Systems Research, Valence Technology and Videonics.

Board Meetings and Committees

         The Board of Directors of the Company held a total of seven (7) meetings during the fiscal year ended March 29, 1998. The Board of Directors also has a Compensation and Stock Option Committee and an Audit Committee, but does not have a Nominating Committee or any committee performing this function.

         The Compensation and Stock Option Committee, composed of two disinterested nonemployee directors, Messrs. Bolger and Faggin, determines the salaries and incentive compensation for executive officers, including the chief executive officer and key personnel, and administers the Company's stock option plans, including determining the number of shares underlying options to be granted to each employee and the terms of such options. Mr. Bolger is chair of the Compensation and Stock Option Committee. The Compensation and Stock Option Committee held two (2) meetings during fiscal 1998 and acted by written consent seventeen (17) times.

         The Audit Committee, composed of Messrs. Berg and Bolger, recommends engagement of the Company's independent accountants and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting practices and its systems of internal accounting controls. Mr. Bolger is the Chair of the Audit Committee. The Audit Committee held two (2) meeting during fiscal 1998.

         Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which such director served during fiscal 1998.

Director Compensation

         Members of the Board of Directors who are not also officers or employees of the Company are paid an annual retainer in the amount of $10,000 per fiscal year, $2,500 per quarterly board meeting attended (except telephone meetings), $1,000 per additional board meeting attended (except telephone meetings) and $500 per committee meeting attended if not conducted on the same day as a Board meeting.

         The Company's 1994 Directors Stock Option Plan (the "Directors Plan"), covering 108,000 shares of Common Stock, was adopted by the Board of Directors in May 1994 and was approved by the stockholders in August 1994. The Directors Plan serves as the successor plan to the Company's 1989 Nonemployee Director Stock Option Plan (the "1989 Director Plan"). All members of the Board of Directors who are not also employees of the Company or of a parent or subsidiary of the Company ("Nonemployee Directors") are eligible to receive options under the Directors Plan.

         The Directors Plan provides for the mandatory grant of options on an annual basis to the Company's Nonemployee Directors. The purchase price of the stock covered by all options may not be less than 100% of the fair market value of the Common Stock on the date the option is granted. The fair market value on the date of grant is defined as the closing price of the Common Stock as reported by the Nasdaq National Market on the trading day immediately preceding the date on which the fair market value is determined.

         Pursuant to the terms of the Directors Plan, each Nonemployee Director is granted an option to purchase 16,000 shares of the Company's Common Stock on the date of such Nonemployee Director's first election or appointment to the Board. In addition, the Nonemployee Director who chairs the Audit Committee of the Board of Directors is granted an option to purchase 4,000 shares of the Company's Common Stock on the date of such Nonemployee Director's first election or appointment as Chair of the Audit Committee. These options have a term of ten years and become exercisable in cumulative increments of 25% per year, commencing on the first anniversary of the date of grant.

         Annually thereafter, each Nonemployee Director is granted an option to purchase 4,000 shares of the Company's Common Stock and an additional 1,000 shares of the Company's Common Stock if the optionee is also Chair of the Audit Committee. The annual grant is made on the anniversary date of the optionee's receipt of the initial option granted under the Directors Plan. Such options become exercisable in full on the fourth anniversary of the date of grant.

         As of March 29, 1998, options to purchase 511,024 shares were outstanding to four Nonemployee Directors under the 1989 Director Plan, the Directors Plan and the 1994 Stock Option Plan, at an average exercise price of $4.6841 per share expiring in 1998 through 2008, and 17,000 shares remain available for future grant under the Directors Plan. During fiscal 1998, (i) Mr. Berg purchased 8,000 shares upon exercise of options granted under the predecessor 1989 Director Stock Option Plan for net value realized of $62,000;
(ii) Mr. Bolger purchased 24,000 shares upon exercise of options granted under the predecessor 1989 Director Stock Option Plan for net value received of $205,500; and Mr. Faggin purchased 24,000 shares upon exercise of options granted under the predecessor 1989 Director Stock Option Plan for net value received of $258,000.

                 THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF
                             THE NOMINATED DIRECTORS

                  PROPOSAL NO. 2 - APPROVAL OF AMENDMENT TO THE
                        1984 EMPLOYEE STOCK PURCHASE PLAN

         Stockholders are being asked to approve an amendment to the Company's 1984 Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of Common Stock reserved for issuance thereunder from 5,050,000 shares to 7,000,000 shares (an increase of 1,950,000 shares). The Board of Directors of the Company approved the proposed amendment described above on April 21, 1998 to be effective upon stockholder approval.

         Below is a summary of the principal provisions of the Purchase Plan assuming approval of the above amendment, which summary is qualified in its entirety by reference to the full text of the Purchase Plan. The Company will provide, without charge, to each person to whom a Proxy Statement is delivered, upon request of such person and by first class mail within one business day of receipt of such request, a copy of the Purchase Plan. Any such request should be directed as follows: Stock Administrator, Integrated Device Technology, Inc., 2975 Stender Way, Santa Clara, CA 95054; telephone number (408) 727-6116; facsimile number (408) 654-6742.

1984 Purchase Plan History

         In May 1984, the Board of Directors of the Company adopted the Purchase Plan, and on July 31, 1984, it was approved by the stockholders of the Company. 600,000 shares of Common Stock were originally reserved for issuance under the Purchase Plan. In June 1993, the Board of Directors amended and restated the Purchase Plan to increase the number of shares of Common Stock issuable thereunder by 1,000,000 shares to 4,050,000 shares and to extend the termination date of the Purchase Plan to the last day of the Company's 2008-2009 fiscal year, and on August 25, 1993 the stockholders of the Company approved the amendment and restatement to the Purchase Plan. In April 1997, the Board of Directors amended and restated the Purchase Plan to increase the number of shares of Common Stock issuable thereunder by 1,000,000 shares to 5,050,000 shares, and on August 28, 1997, the stockholders of the Company approved the increase. A maximum of 2,099,061 shares were available for issuance as of the Record Date pursuant to the Purchase Plan (assuming approval of the proposed amendment).

Description of the Purchase Plan

         General. The Purchase Plan, which is intended to qualify under the provisions of section 423 of the Internal Revenue Code of 1986 (the "Code"), provides for the grant to employees of rights to purchase shares of the Company's Common Stock.

         Administration. The Purchase Plan is administered by a plan administrator appointed by the Board of Directors (the "Plan Administrator"). The Plan Administrator has final authority for interpretation of any provisions of the Purchase Plan or of any right to purchase stock granted under the Purchase Plan. All costs and expenses associated with the administration of the Purchase Plan are borne by the Company. In addition, the Purchase Plan provides certain indemnification provisions.

         Eligibility. Employees of the Company (including officers) become eligible for participating in the Purchase Plan after having completed three months of continuous employment that customarily entails more than twenty hours a week and more than five months per calendar year. However, no employee is eligible to participate in the Purchase Plan if, immediately after the election to participate, such employee would own stock of the Company (including stock such employee may purchase under outstanding options) representing 5% or more of the total combined voting power or value of all classes of stock of the Company. In addition, no employee is permitted to participate if under the Purchase Plan and all similar purchase plans of the Company or its subsidiaries, such rights would accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time the right is granted) for each calendar year.

         Participation. The Purchase Plan is implemented by one or more periods of not more than twenty-seven months each ("Participation Periods"). The Board of Directors determines the duration of Participation Periods and commencement dates. The duration of each Participation Period is generally each of the Company's fiscal quarters, and each Participation Period generally commences on the first day of each quarter. Eligible employees become participants in the Purchase Plan by executing a participation agreement and filing it with the Plan Administrator no later than the deadline stated on the participation agreement, and if none is stated, then no later than the first day of the Participation Period. By enrolling in the Purchase Plan, a participant is deemed to have elected to purchase the maximum number of whole shares of Common Stock that can be purchased with the compensation withheld during the Participation Period. With respect to any Participation Period, no participant is eligible to purchase more than 2,500 shares of stock (adjusted for Participation Periods longer than a fiscal quarter and for recapitalizations).

         Payroll Deductions. The payroll deductions made for each participant may be not less than 2% nor more than 10% of a participant's base earnings. Base earnings is defined in the Purchase Plan as all compensation, including payments for overtime work and shift differential, but excluding all incentive compensation, sales commissions and other bonuses. Payroll deductions commence with the first paycheck issued during the Participation Period and are deducted from subsequent paychecks throughout the Participation Period unless changed or terminated as provided in the Purchase Plan. The participant may, if permitted by the Plan Administrator, decrease the rate of payroll withholding during a Participation Period by filing a new participation agreement. The new rate becomes effective the first day of the second payroll period which begins following the receipt of the new participation agreement. The participant may increase or decrease the rate of payroll withholding for the next Participation Period by filing a new participation agreement on or before the date specified by the Plan Administrator and if none is stated, then no later than the first day of the Participation Period for which the change is to be effective.

         The Company maintains a plan account in the name of each participant and credits the amount deducted from compensation to such account.

         Purchase of Stock; Price. As of the last day of each Participation Period, each participant's accumulated payroll deductions are applied to the purchase of whole shares of Common Stock at a price which is the lower of (i) 85% of the fair market value per share of the Common Stock on the first trading day of the Participation Period or (ii) 85% of the fair market value per share of the Common Stock on the last trading day during the Participation Period. The fair market value of the Common Stock on a given date is defined as the closing price as reported by the Nasdaq National Market. In the event that the aggregate number of shares which all participants elect to purchase during a Participation Period exceeds the number of shares remaining for issuance under the Purchase Plan, the available shares will be ratably divided and any excess cash will be refunded to the participants.

         Participants are notified by statements of account as soon as practicable following the end of each Participation Period as to the amount of payroll deductions, the number of shares purchased, the purchase price and the remaining cash balance of their plan account. Certificates representing whole shares are delivered to a brokerage account and kept in such account pursuant to the participation agreement. The shares must be kept in the brokerage account for two years from the date of grant unless sold.

         Withdrawal From the Purchase Plan. Participants may withdraw from participation under the Purchase Plan at any time up to the last day of a Participation Period by filing the prescribed form with the Plan Administrator. As soon as practicable after withdrawal, payroll deductions cease and all amounts credited to the participant's plan account are refunded in cash, without interest. A participant who has withdrawn from the Purchase Plan shall not be a participant in future Participation Periods unless he or she re-enrolls pursuant to the Purchase Plan's guidelines.

         Termination of Employment. Termination of a participant's status as a full-time or permanent part-time employee for any reason, including death, is treated as an automatic withdrawal from the Purchase Plan. A participant may designate in writing a beneficiary who is to receive shares and cash in the event of the participant's death subsequent to the purchase of shares, but prior to delivery. A participant may also designate a beneficiary to receive cash in his or her account in the event of such participant's death prior to the last day of the Participation Period.

         Nontransferability. The rights or interests of any participant in the Purchase Plan or in any shares or cash to which such participant may be entitled, shall not be transferable by voluntary or involuntary assignment or by operation of law, or by any other manner than as permitted by the Code, by will or the laws of descent and distribution. An attempt by a participant to transfer an interest in violation of the Purchase Plan is treated as an automatic withdrawal.

         Amendment and Termination of the Purchase Plan. The Board of Directors has the right to amend, modify or terminate the Purchase Plan at any time without notice; provided, however, stockholder approval shall be obtained when required by applicable laws, regulations or rules.

         Adjustments Upon Changes in Capitalization. In the event of a subdivision or consolidation of outstanding shares, the payment of a stock dividend or other increase or decrease in such shares effected without the receipt of consideration by the Company, the aggregate number of shares offered under the Purchase Plan, the number and price of shares which any participant may elect to purchase and the maximum number of shares which a participant may elect to purchase under the Purchase Plan in any Participation Period, shall be proportionately adjusted. In the event of a dissolution or liquidation of the Company, or a merger or consolidation to which the Company is a constituent corporation, the Purchase Plan shall terminate, unless the plan of merger, consolidation or reorganization provides otherwise, and all amounts which each participant has paid towards the stock purchase price shall be refunded.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT
                    TO THE 1984 EMPLOYEE STOCK PURCHASE PLAN

                                NEW PLAN BENEFITS

          The amounts of future stock purchases under the Purchase Plan are not determinable because, under the terms of the Purchase Plan, purchases are based upon elections made by participants. Future purchase prices are not determinable because they are based upon fair market value of the Company's Common Stock.

                  PROPOSAL NO. 3 - RATIFICATION OF SELECTION OF
                             INDEPENDENT ACCOUNTANTS

         The Board of Directors has appointed PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending March 28, 1999, and the stockholders are being asked to ratify such selection. Price Waterhouse LLP, which merged with Coopers & Lybrand L.L.P. effective July 1, 1998 to form PricewaterhouseCoopers LLP, has been engaged as the Company's independent accountants since 1993. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, and will be given an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of July 1, 1998, with respect to the beneficial  ownership of the Company's  Common Stock by: (a)
each  stockholder  known by the Company to be the beneficial  owner of more than five percent of the Company's Common Stock;  (b) each director and nominee;  (c)
each Named Executive  Officer (as defined below);  and (d) all current  officers and directors as a group.


                                                SECURITY OWNERSHIP


                                                                 Shares                      Percentage of
Name and Address of Beneficial Owner                    Beneficially Owned(1)(2)         Beneficial Ownership
------------------------------------                    ------------------------         --------------------
5% Stockholders

Merrill Lynch & Co., Inc.(3)                                     5,687,700                         6.9%

Non-Employee Directors

Carl E. Berg(4)                                                  3,788,031                         4.6
D. John Carey(5)                                                 1,159,488                         1.4
Federico Faggin(6)                                                  92,000                          *
John C. Bolger(7)                                                   44,000                          *

Named Executive Officers

Leonard C. Perham(8)                                               965,826                         1.2
Glenn Henry(9)                                                     130,889                          *
Raymond J. Farnham(10)                                              78,125                          *
Jerry G. Taylor(11)                                                 65,000                          *
Daniel L. Lewis(12)                                                 35,600                          *

All current Executive Officers                                   6,659,469                         7.9%
and Directors as a Group (15 Persons)(13)

----------------------

*      Less than 1%.

(1) Unless otherwise indicated below, the Company believes that the persons named in the table have sole voting and sole investment power with respect to all shares of Common Stock shown in the table to be beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated below, the address of the named beneficial owner is that of the Company.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options. Each stockholder's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days of July 1, 1998, have been exercised.

(3) Represents shares held by this stockholder reported as being beneficially owned as of January 28, 1998. Information in respect of the beneficial owner of Merrill Lynch & Co., Inc. ("ML&Co.") has been derived from Amendment No. 1 to its Schedule 13-G dated January 28, 1998, filed on its behalf and on behalf of Merrill Lynch Asset Management, L.P. d/b/a Merrill Lynch Asset Management ("MLAM"), Fund Asset Management, L.P. d/b/a Fund Asset Management ("FAM") and Princeton Services, Inc. ("PSI") with the Securities and Exchange Commission (the "Commission"). Based on such Amendment No. 1 to Schedule 13-G, ML&Co. and PSI are parent holding companies, and MLAM and FAM are registered investment advisers, which have an interest that relates to greater than 5% of the Common Stock of the Company. The address of ML&Co. is World Financial Center, North Tower, 250 Vesey Street, New York, NY 10281.

(4) Represents 2,357,131 shares held of record by Mr. Berg, 1,349,900 shares held of record by West Coast Venture Capital, L.P., of which Mr. Berg is a general partner, 25,000 shares held of record by Mr. Berg's spouse and 56,000 shares subject to options exercisable within 60 days of July 1, 1998.

(5) Represents 846,718 shares held of record by Mr. Carey, 7,278 shares held of record by Mr. Carey's 401(k) plan account, 3,468 shares held of record by Mr. Carey's daughter and 302,024 shares subject to options exercisable within 60 days of July 1, 1998.

                                       8

(6) Includes 68,000 shares subject to options exercisable within 60 days of July 1, 1998.

(7) Includes 20,000 shares subject to options exercisable within 60 days of July 1, 1998.

(8) Represents 124,400 shares beneficially owned by Mr. Perham, 8,286 shares held of record by Mr. Perham's 401(k) plan account and 833,140 shares subject to options to Mr. Perham exercisable within 60 days of July 1, 1998.

(9) Includes 128,125 shares subject to options exercisable within 60 days of July 1, 1998.

(10) Represents 78,125 shares subject to options exercisable within 60 days of July 1, 1998.

(11) Represents 65,000 shares subject to options exercisable within 60 days of July 1, 1998.

(12) Represents 600 shares held of record by Mr. Lewis' children and 35,000 shares subject to options exercisable within 60 days of July 1, 1998. Mr. Lewis resigned from the Company effective May 8, 1998.

(13) Includes the shares described in notes 4-11, an additional 32,279 shares, and an additional 303,831 shares subject to options exercisable within 60 days of July 1, 1998.

                REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The report of the Compensation and Stock Option Committee on Executive Compensation shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         This report is provided by the Compensation and Stock Option Committee of the Board of Directors of Integrated Device Technology, Inc. to assist stockholders in understanding the objectives and procedures in establishing the compensation of the Company's Chief Executive Officer, Leonard C. Perham, and other executive officers. During the Company's fiscal year ended March 29, 1998, the Company's compensation program was administered by the Compensation and Stock Option Committee of the Board of Directors. The role of the Compensation and Stock Option Committee was to review and approve salaries, cash bonuses and other compensation of the executive officers and to administer the Company's 1994 Stock Option Plan (the "1994 Option Plan") and 1997 Stock Option Plan (the "1997 Option Plan"), including review and approval of stock option grants under the 1994 Option Plan to the executive officers. Executive officers are not eligible for stock option grants under the 1997 Option Plan. The Compensation and Stock Option Committee consists solely of outside directors, Messrs.
Bolger and Faggin.

Compensation Philosophy

         The  Compensation   and  Stock  Option  Committee   believes  that  the
compensation of the Company's executive officers should be:

          o   competitive in the market place;

          o directly linked to the Company's profitability and to the value of the Company's Common Stock; and

          o   sufficient   to  attract,   retain  and  motivate   well-qualified
              executives who will contribute to the long-term success of the Company.

         In 1996, the Company's Human Resources Department, working with an independent outside consulting firm, developed executive compensation data from a nationally recognized survey for a group of similar size high technology companies and provided this data to the Compensation and Stock Option Committee. The factors used to determine the participants in the survey included annual revenue, industry, growth rate and geography. The Company's executive level positions, including the Chief Executive Officer, were matched to comparable survey positions and competitive market compensation levels to determine base salary, target incentives and target total cash compensation. Practices of such companies with respect to stock option grants are also reviewed and compared.

         In preparing the performance graph for this Proxy Statement, the Company used the S&P Electronic (Semi/Components) Index ("S&P Index") as its published line of business index. The companies in the survey were substantially similar to the companies contained in the S&P Index. Approximately two-thirds of the companies included in the survey group are included in the S&P Index. The remaining companies included in the survey group were felt to be relevant by the Company's independent compensation consultants because they compete for executive talent with the Company notwithstanding that they are not included in the S&P Index. In addition, certain companies in the S&P Index were excluded from the survey group because they were determined not to be competitive with the Company for executive talent, or because compensation information was not available.

         This competitive market data, along with the Company's general knowledge of compensation trends in the survey group, is reviewed each year with the Chief Executive Officer for each executive level position and with the Compensation and Stock Option Committee as to the Chief Executive Officer. In addition, each executive officer's performance for the last fiscal year and objectives for the subsequent year are viewed, together with the executive's responsibility level and the Company's fiscal performance versus objectives and potential performance targets for the subsequent year.

Key Elements of Executive Compensation

         The Company's executive compensation program consists of a cash and an equity-based component. Base pay and, if warranted, an annual bonus and a semi-annual award under the Company's Profit Sharing Plan constitute the cash components. Grants of stock options under the Company's 1994 Option Plan comprise the equity-based component. The Vice President of Sales is also eligible to receive a commission-based bonus, which is paid quarterly.

         Cash Components. Cash compensation is designed to fluctuate with Company performance. In years that the Company exhibits superior financial performance, cash compensation is designed to be above average competitive levels; when financial performance is below goal, cash compensation is designed generally to be below average competitive levels. Essentially, this is achieved through the cash bonus and Profit Sharing Plan awards, which fluctuate generally with pre-tax profitability.

         Base Pay: Base pay guidelines are established for executive officers after a review of compensation survey data referred to above, adjusted to reflect changes in compensation trends since the survey was prepared. Individual base pay within the guidelines is based on sustained individual performance toward achieving the Company's goals and objectives. Executive salaries are reviewed annually. Executive officer salaries increased by 7% over salaries for fiscal 1997 annualized for executive officers joining the Company during fiscal 1997.

         Bonus: The Company's bonus policy is to pay an annual cash bonus to certain executive officers and other key employees based on the pre-tax earnings of the Company and the employee's individual performance. Payment of bonuses is usually made in the first quarter of each fiscal year for performance during the previous year. The amount of each bonus is determined by the Chief Executive Officer subject to the approval of the Compensation and Stock Option Committee. The aggregate amount of all bonuses paid for any single fiscal year may not exceed 6% of pre-tax profits for the year. Pursuant to this policy, certain of the Company's executive officers received a bonus for fiscal 1998. The Company's Chief Executive Officer did not receive a bonus for fiscal 1998.

         Profit Sharing Plan: The Profit Sharing Plan is available to all employees who have at least six months of service with the Company. The Board of Directors determines the amount of annual contributions under the Profit Sharing Plan. In fiscal 1998, $437,500 in contributions to the Profit Sharing Plan were made. Additionally, 1% of pre-tax profit was contributed semiannually to each employee's Section 401(k) Plan account. Contributions to the Profit Sharing Plan and Section 401(k) Plan are made in cash and distributed semi-annually. The amount of each participating employee's distribution is that portion of total funds available for distribution equal to such employee's base salary divided by the aggregate base salaries of all participating employees.

         Equity-Based Component. Stock options are an essential element of the Company's executive compensation package. The Compensation and Stock Option Committee believes that equity-based compensation in the form of stock options links the interests of management and stockholders by focusing employees and management on increasing stockholder value. The actual value of such equity-based compensation depends entirely on appreciation of the Company' stock. Approximately 40% of the Company's employees participate in the Company's 1994 Option Plan, and approximately 8% of the Company's employees participate in the Company's 1997 Option Plan.

         During fiscal 1998, the Compensation and Stock Option Committee made stock option grants to certain executives including the Chief Executive Officer. See "Executive Compensation--Option Grants in Fiscal 1998." Stock options typically have been granted to executive officers when the executive first joins the Company, annually thereafter, in connection with significant changes in responsibilities, and, occasionally, to achieve equity within a peer group. In some cases, stock options are awarded to incentive certain employees to attain or help the Company attain specified goals. The number of shares subject to each stock option granted takes into account or is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive's peer group, prior option grants to the executive officer and the level of vested and unvested options. The purpose of these options is to provide greater incentives to those officers to continue their employment with the Company and to strive to increase the value of the Company's Common Stock on the date of grant. These options generally vest as to 25% of the total shares one year after the date of grant and then monthly over the next three years. In addition, the Committee has also granted "fourever" options, which vest monthly over the one-year period following the third anniversary of the date of grant. The "fourever" program is intended to provide continuing incentive to employees to remain with the Company.

Fiscal 1998 CEO Compensation

         In evaluating the compensation of Mr. Perham, President and Chief Executive Officer of the Company, for services rendered in fiscal 1998, the Compensation and Stock Option Committee examined both quantitative and qualitative factors. In looking at quantitative factors, the Compensation and Stock Option Committee reviewed the Company's fiscal 1998 financial results and compared them with the Company's financial results in fiscal 1997 and with the companies in the S&P Electronics Index. The Compensation and Stock Option Committee reviewed the Company's net income for fiscal 1998, the Company's increase in earnings per share in fiscal 1998, the Company's increase in revenues for fiscal 1998 and other factors. The Compensation and Stock Option Committee did not apply any specific quantitative formula which could assign weights to those performance measures or establish numerical targets for any given factor.

         Based on the foregoing, the factors considered in determining the sizes of the stock option awards discussed above and certain other incentives that the Compensation and Stock Option Committee wished to provide to Mr. Perham, the Committee made the following determinations with respect to Mr. Perham's compensation for fiscal 1998.

         In fiscal 1998, Mr. Perham's base salary was decreased to $339,393 (compared to $351,848 in fiscal 1997).

         Mr. Perham received no bonus in fiscal 1998. For fiscal 1998, Mr. Perham received a payment of $1,506 under the Profit Sharing Plan and $35 in profit sharing under the Section 401(k) Plan.

         During fiscal 1998, Mr. Perham was granted one option for 100,000 shares that vests in accordance with the Company's normal vesting procedures and two additional options for an aggregate of 200,000 shares that vest on the earlier of 2002 or the attainment of certain objectives by certain of the Company's business units. The Compensation and Stock Option Committee believes such options are appropriate for Mr. Perham's level of responsibility and are well within competitive practice, taking into account prior option grant history, the level of vested versus unvested shares and the number of shares Mr. Perham already owned. The Compensation and Stock Option Committee determined that these new options granted provided the necessary incentives to Mr. Perham.

Tax Deductibility of Executive Compensation

         Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), generally provides that publicly held corporations may not deduct in any taxable year certain compensation in excess of $1 million paid to the chief executive officer and the next five most highly compensated executive officers. The 1994 Option Plan and the Profit Sharing Plan are in compliance with Section 162(m) and the Company believes that its compensation programs will generally satisfy the requirements for deductibility of all cash and stock-related incentive compensation to be paid to the Company's executive officers under Section 162(m). However, the Compensation and Stock Option Committee considers one of its primary responsibilities to be providing a compensation program that will attract, retain and reward executive talent necessary to maximize shareholder returns. Accordingly, the Compensation and Stock Option Committee believes that the Company's interests are best served in some circumstances to provide compensation (such as salary and perquisites) which might be subject to the tax deductibility limitation of Section 162(m).


                                         COMPENSATION AND STOCK OPTION COMMITTEE


                                         John C. Bolger          Federico Faggin

                             EXECUTIVE COMPENSATION

         The  following   table  shows  certain   information   concerning   the
compensation of each of the Company's Chief Executive  Officer and the Company's
four most highly  compensated  executive officers other than the Chief Executive
Officer of the  Company  who were  serving as  executive  officers at the end of fiscal  1998 for  services  rendered  in all  capacities  to the Company for the fiscal  years  ended  1998,  1997  and  1996  (together,  the  "Named  Executive
Officers").  This information includes the dollar values of base salaries, bonus awards, the number of stock options granted and certain other  compensation,  if any,  whether  paid or deferred.  The Company does not grant stock  appreciation rights and has no long-term compensation benefits other than stock options.

                                              Summary Compensation Table

                                                                                      Long-Term
                                                                                     Compensation
                                                                                     ------------
                                           Annual Compensation                          Awards
                           ----------------------------------------------------       ----------
                                                                                        Shares
Name and                   Fiscal                               Other Annual          Underlying        All Other
Principal Position          Year    Salary($)   Bonus($)(1)  Compensation($)(2)       Options(#)    Compensation($)(3)
---------------------      ------   ---------   -----------  ------------------       ----------    ------------------
Leonard C. Perham....       1998    $ 339,393   $    1,506        $    --             300,000            $   35
Chief Executive             1997      351,848           --             --             120,000                --
Officer                     1996      341,600    1,369,003             --             400,000(4)          1,045



Glenn Henry..........       1998      211,539     223,333             --              116,875                --
Senior Vice                 1997      200,000     109,000             --               28,125                --
President, President        1996      197,692     177,000             --              250,000(4)             --
of Centaur Technology


Jerry G. Taylor(5)...       1998      211,409         906         45,571               60,000                35
Executive Vice              1997      131,539     150,000         23,275              150,000                --
President,                  1996           --          --             --                   --                --
Manufacturing and
Memory Products


Raymond J. Farnham(5)       1998      260,393       1,131             --               30,000                35
Executive Vice              1997      163,466          --             --              150,000                --
President                   1996           --          --             --                   --                --


Daniel L. Lewis(6)...       1998      171,287      48,841         88,971               11,250                35
Vice President, Sales       1997      163,246     105,326             --               15,000                --
                            1996      157,200     294,664             --               40,000(4)           1045

---------------

(1) Amounts listed in this column for fiscal 1998, 1997 and 1996 include cash paid under the Company's Profit Sharing Plan, as follows: Mr. Perham, $1,506, $0 and $52,183; Mr. Henry, $0, $0 and $0; Mr. Taylor, $906, $0
       and $0; Mr. Farnham, $1,131, $0 and $0; and Mr. Lewis, $743, $0 and $24,077. In fiscal 1997, Mr. Taylor received a bonus of $100,000 in connection with commencing his employment with the Company. All remaining amounts in this column represent performance bonuses.

(2) The amounts reflected for Mr. Taylor represents a housing relocation allowance. The amount reflected for Mr. Lewis represents commissions.

(3) Amounts listed in this column for are the Company's contributions to individual 401(k) accounts of the Named Executive Officers.

(4) Includes an option for 160,000 shares granted in fiscal 1995 and repriced in fiscal 1996 and an option for 120,000 shares granted in fiscal 1996 and repriced in fiscal 1996 for Mr. Perham; options for 250,000 shares granted in fiscal 1996 and repriced in fiscal 1996 for Mr. Henry; and an option for 20,000 shares granted in fiscal 1996 and repriced in fiscal 1996 for Mr. Lewis.

(5) Mr. Taylor joined the Company in June 1996. Mr. Farnham joined the Company in July 1996.

(6)    Mr. Lewis resigned from the Company effective May 8, 1998.

         The following table contains information concerning the grant of stock options under the Company's 1994 Option Plan to the Named Executive Officers during fiscal 1998. In addition, there are shown the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock appreciation of 5% and 10% from the date of grant over the full option term. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock. The hypothetical gains shown in this table are not intended to forecast possible future appreciation, if any, of the stock price.

                                           Option Grants in Fiscal 1998

                                                                                        Potential Realizable
                                                                                               Value
                                                                                      At Assumed Annual Rates
                                                                                           of Stock Price
                                                                                            Appreciation
                                    Individual Grants                                    for Option Term(1)
-----------------------------------------------------------------------------------   -------------------------
                                         % of Total
                           Number of       Options
                             Shares       Granted to
                           Underlying     Employees        Exercise
                            Options       in Fiscal         Price        Expiration
Name                        Granted(2)      1998         ($/Share)(3)       Date          5%            10%
------------------------- -----------    ------------    ------------    ---------    ----------    ----------

Leonard C. Perham.....      100,000          1.9%         $10.3750         10/03/04  $  441,221     $1,035,617
                            200,000(4)       3.9           11.5625         10/06/05   1,104,116      2,644,549

Glenn Henry...........       21,094          0.4           10.8750         03/23/04      92,440        215,072
                             30,781          0.6           12.3750         03/23/05     171,067        405,272
                             25,000          0.5           10.3750         03/23/05     118,853        282,571
                             40,000          0.8            9.1250         12/11/05     173,983        416,593

Jerry G. Taylor.......        5,000          0.1           12.3750         06/24/04      24,598         57,107
                             25,000          0.5           10.3750         06/24/04     105,397        245,546
                             30,000(5)       0.6            9.4375         01/02/06     135,180        323,779

Raymond J. Farnham....       30,000          0.6           10.3750         07/22/04     128,059        298,942

Daniel L. Lewis.......       11,250          0.2           10.3750         07/30/04      48,198        112,582

------------------

(1) In accordance with Securities and Exchange Commission (the "SEC") rules, these columns show gains that might exist for the respective options over the term of each option. This valuation model is hypothetical. If the stock price does not increase over the exercise price, compensation to the Named Executive Officer would be zero.

(2)    Except  as  otherwise   noted,   the  options  shown  in  the  table  are
       non-qualified stock options that vest in 12 equal monthly increments beginning approximately three years after the date of grant. The terms of the 1994 Option Plan provide that these options may become exercisable in full in the event of a change in control (as defined in the 1994 Option
       Plan).

(3) All stock options are granted at the fair market value on the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of shares already owned and tax withholding obligations related to exercise may be paid by offset of the underlying shares, subject to certain conditions.

(4) This option is a non-qualified stock option that vests on the fifth anniversary of the date of grant, subject to earlier vesting based on performance targets.

(5) This option is a non-qualified stock option that vests in 12 equal monthly increments beginning on the fourth anniversary of the date of grant, subject to earlier vesting based on performance targets.

                                       14


         The following table shows the number of shares of Common Stock acquired by each of the Named Executive Officers upon the exercise of stock options during fiscal 1998, the net value realized upon exercise, the number of shares of Common Stock represented by outstanding stock options held by each of the Named Executive Officers as of March 29, 1998 and the value of such options based on the closing price of the Company's Common Stock at fiscal year-end
($14.375).

                   Aggregated Option Exercises in Fiscal 1998 and Fiscal Year-End Option Values

                                                            Number of Shares
                                                         Underlying Unexercised          Value of Unexercised
                                                       Options at Fiscal Year End        In-the-Money Options
                                                                (#)(1)                at Fiscal Year-End ($)(2)
                                                       --------------------------     -------------------------
                             Shares
                          Acquired on      Valued
Names                     Exercise (#)    Realized     Exercisable   Unexercisable    Exercisable   Unexercisable
                          ------------    --------     -----------   -------------    -----------   -------------
Leonard C. Perham.....         --        $     --      866,473         633,334        $9,082,897      $2,552,503

Glenn Henry...........         --              --      112,500         282,500           506,250       1,132,696

Jerry G. Taylor.......         --              --       52,500         157,500           223,125         635,471

Raymond J. Farnham....         --              --       62,500         117,500           328,125         579,375

Daniel L. Lewis.......      5,000          60,937       31,666          54,584           208,956         231,044

--------------------

(1)    "Value  Realized"   represents  the  fair  market  value  of  the  shares
       underlying the options on the date of exercise less the aggregate exercise price.

(2) These values, unlike the amounts set forth in the column entitled "Value Realized," have not been, and may never be, realized, and are based on the positive spread between the respective exercise prices of outstanding options and the closing price of the Company's Common Stock on March 27, 1998, the last day of trading for fiscal 1998.

                      COMPENSATION COMMITTEE INTERLOCKS AND
                 INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         The Company has a Compensation and Stock Option Committee of the Board of Directors, comprised of John C. Bolger and Federico Faggin, both of whom are outside directors. This Committee makes decisions regarding option grants to employees including executive officers. No interlocking relationship exists between the Board or the Compensation and Stock Option Committee and the board of directors or compensation committee of any other company, nor did any such interlocking relationship exist during fiscal 1998.

                                PERFORMANCE GRAPH

         The Performance Graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy
Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year stockholder returns on an indexed basis with (i) a broad equity market index and (ii) an industry index or peer group. Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Index and the Standard & Poor's Electronics (Semi/Components) Index for a period of five fiscal years. The Company's fiscal year ends on a different day each year because the Company's year ends at midnight on the Sunday nearest to March 31 of each calendar year. However, for convenience, the amounts shown below are based on a March 31 fiscal year end. "Total return," for the purpose of this graph, assumes reinvestment of all dividends.


[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                                                                      Cumulative Total Return
                                             ------------------------------------------------------------------------
                                             03/31/93     03/31/94     03/31/95     03/31/96    03/31/97     03/31/98
Integrated Device Technology, Inc.              100          327          477          294         258          363
S & P 500 Index                                 100          101          117          155         186          275
S & P Electronics (Semiconductor) Index         100          134          161          177         377          411

*    $100 Invested on 3/31/93 in Stock or Index Including Reinvestment of Dividends.
     Fiscal Year Ending March 31.

                              CERTAIN TRANSACTIONS

         The Company has from time to time retained Phillip Perham, a contractor and the brother of Leonard C. Perham, as an independent contractor to perform certain construction services in connection with improvements and repairs to various Company facilities. The Company paid Phillip Perham an aggregate of approximately $553,000 for such services during fiscal 1998.

         During fiscal 1998, Carl Berg, a director of the Company, advanced $9.7 million to a wholly owned subsidiary of the Company in connection with the Company's purchase of real estate and options to purchase real estate in California from third parties. The loan, made pursuant to an oral agreement, bears interest at the prime rate and is payable by the Company on demand by Mr. Berg.


      COMPLIANCE UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC and the Nasdaq National Market. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

         Based solely on the Company's review of the copies of such forms furnished to it and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements were met, except for one Form 4 for Mr. Faggin that was filed late with respect to one transaction.


          STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

         Proposals of stockholders that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting must be received by the Company no later than March 12, 1999.


                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                              By Order of the Board of Directors


                                              /s/ Jack Menache
                                              ----------------------------------
                                              Jack Menache
                                              Secretary

Dated:  July 10, 1998
Santa Clara, California

                                                                                                                          APPENDIX A


                                                 INTEGRATED DEVICE TECHNOLOGY, INC.
                                              PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                                           AUGUST 27, 1998



The undersigned hereby appoints Leonard C. Perham and Jack Menache, or either of them, each with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Integrated Device Technology, Inc. (the "Company") to be held at 2670 Seely
Road, San Jose,  California 95054 on August 27, 1998, at 9:30 a.m. P.D.T., and at any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:








 ------------                                                                                                           ------------
 See Reverse                                  CONTINUE AND TO BE SIGNED ON REVERSE SIDE                                 See Reverse
     Side                                                                                                                   Side
 ------------                                                                                                           ------------


                                                                                                                        Please mark
                                                                                                                 [X]    votes as in
                                                                                                                        this example

------------------------------------------------------------------------------------------------------------------------------------
                                           WITHHELD
                                           FROM BOTH
1.  ELECTION                 FOR           NOMINEES
    OF TWO CLASS II                                                                        FOR          AGAINST          ABSTAIN
    DIRECTORS                [ ]             [ ]        2.  AMENDMENT OF 1984
                                                            EMPLOYEE STOCK PURCHASE        [ ]             [ ]             [ ]
                                                            PLAN


Nominees:  Federico Faggin
           John C. Bolger                                                                  FOR            AGAINST         ABSTAIN
                                                        3.  RATIFICATION OF
                                                            SELECTION OF                   [ ]              [ ]             [ ]
                                                            PRICEWATERHOUSECOOPERS LLP
                                                            AS THE COMPANY'S
                                                            INDEPENDENT ACCOUNTANTS


Mark here for address change and note below [ ]



              -------------------------------------------
Instruction:  To withhold authority to vote for any individual nominee, write that nominee's name on the
              line above:


   The Board of  Directors  recommends a vote
   FOR  the  nominees  for  election  and FOR
   Proposals  2 and 3.  THIS  PROXY  WILL  BE
   VOTED  AS  DIRECTED.  IN  THE  ABSENCE  OF
   DIRECTION,  THIS  PROXY  WILL BE VOTED FOR
   THE  COMPANY'S  NOMINEES  FOR ELECTION AND
   FOR PROPOSALS 2 AND 3.
   In their  discretion,  the  proxy  holders
   are  authorized  to vote upon  such  other
   business as may  properly  come before the
   meeting or any adjournment  thereof to the
   extent  authorized by Rule 14a-4(c) of the
   Securities   Exchange  Act  of  1934,   as
   amended.   THIS  PROXY  IS   SOLICITED  ON
   BEHALF  OF THE BOARD OF  DIRECTORS  OF THE
   COMPANY.


   Dated:
         -----------------------------

   ------------------------------------------

   ------------------------------------------

   Signature(s)
   Please  sign   exactly  as  your   name(s)
   appear(s)  on your stock  certificate.  If
   shares  are held of record in the names of
   two or  more  persons  or in the  name  of
   husband and wife, whether as joint tenants
   or otherwise,  both or all of such persons
   should sign the proxy.  If shares of stock
   are held of record by a  corporation,  the
   proxy should be executed by the  president
   or vice  president  and the  secretary  or
   assistant      secretary.       Executors,
   administrators  or other  fiduciaries  who
   execute  the above  proxy  for a  deceased
   stockholder  should give their full title.
   Please date the proxy.  WHETHER OR NOT YOU
   EXPECT  TO  ATTEND  THE  MEETING,   PLEASE
   COMPLETE,  DATE,  SIGN AND PROMPTLY RETURN
   THIS PROXY IN THE  ENCLOSED,  POSTAGE PAID
   ENVELOPE   SO  THAT  YOUR  SHARES  MAY  BE
   REPRESENTED AT THE MEETING.
   -------------------------------------------